Exhibit 10.31

NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC.

250 Massachusetts Ave.

Cambridge, MA 02139

September 22, 2017

XOMA (US) LLC

2910 Seventh Street

Berkeley, California 94710 Attention: Jim Neal

Re: Secured Note Agreement

Dear Mr. Neal:

Reference is made to that certain Secured Note Agreement, dated May 26, 2005, as amended (the “Note”), between XOMA (US) LLC, a Delaware limited liability company (“XOMA”), and Novartis Vaccines and Diagnostics, Inc. (f/k/a Chiron Corporation), a Delaware corporation (“NVDI”), which was assigned by NVDI to Novartis Institutes for BioMedical Research, Inc. (“NIBR”).

XOMA and NIBR hereby agree to the terms of this letter agreement as an amendment to the Note. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Note, unless the context requires otherwise.

Section 2(e) of the Note is hereby amended and restated to read in its entirety as follows:

“(e) Maturity Date. Unless earlier accelerated by the reason of the occurrence of an Event of Default (as provided in Section 5 below), any unpaid principal amount of any Loan owed by the Company to the Lender, together with all accrued and unpaid interest thereon, shall be due and payable in full on September 30, 2022.”

Except as expressly stated herein, provisions of the Note remain in full force and effect.

This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Remainder of page intentional left blank.

Please confirm that the foregoing is in accordance with your understanding by acknowledging your agreement in the space provided below.

NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC.

By:      /s/ Scott Brown

Name: Scott A Brown

Title: VP, General Counsel

XOMA (US) LLC

By:      /s/ Jim Neal

Name: Jim Neal

Title: Chief Executive Officer

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